SCHUMACHER & ASSOCIATES, INC.
                         Certified Public Accountants
                   12835 E. Arapahoe Road, Tower II, Suite 110
                          Englewood, Colorado  80112
                      (303) 792-2466   FAX (303) 792-2467

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of U.S. Trucking, Inc. (formerly Northern Dancer Corporation) on Form S-8 of our report dated July 21, 1998, on our audits of the balance sheet of Northern Dancer Corporation as of March 31, 1998, and the related statement of operations, changes in stockholders' equity, and cash flows for the year then ended, which report is included in the Annual Report on Form 10-KSB for the year ended March 31, 1998.

/s/ Schumacher & Associates, Inc.

SCHUMACHER & ASSOCIATES, INC.
Englewood, Colorado

January 7, 1999